EXHIBIT (16)

                    AVERAGE ANNUAL TOTAL RETURN CALCULATION


        The Oklahoma Municipal Fund Series' average annual total return for the period from the commencement of operations on September 25, 1996, to July 31, 1998, was 3.79%, calculated as follows:

        P(1+T)n = ERV

Where:

        P       = a hypothetical initial payment of $1,000

        T       = average annual total return = 3.79%
        n       = number of years = 1.85 years
      ERV       = ending redeemable value of a hypothetical $1,000 payment made at the beginning of the base period, assuming reinvestment of all dividends and distributions = $1,071.09


                        TOTAL RETURN CALCULATION

        The total return for the period from commencement of operations on September 25, 1996, to July 31, 1998, for The Oklahoma Municipal Fund was 11.86%, calculated as follows:


        TR =   (ERV - P)
               -------
                  P

Where:

        TR   = Total return =  11.86%
        ERV  = ending redeemable value of a hypothetical $1,000 payment made at the beginning of the base period, assuming reinvestment of all dividends and distributions = $1,118.63
        P    = a hypothetical initial payment of $1,000


                                 CURRENT YIELD


        The current yield for the one-month period ending July 31, 1998, was 4.77%, calculated as follows:

                               __         __
                              |(a-b    )6   |
                       CY = 2 |(--- + 1) -1 |
                              |(cd     )    |
                              |__         __
Where:

        a = Dividends and interest earned during the one-month period ending
            July 31, 1998

        b = Expenses accrued for the one-month period ending July 31, 1998

        c = Average daily number of shares outstanding during the one-month period July 31, 1998, that were entitled to receive dividends

        d = The maximum offering price per share on July 31, 1998



                             TAX EQUIVALENT YIELD


        The tax equivalent yield for the one-month period ending July 31, 1998, was 8.93%, calculated as follows:

        TEY =  CY
             ------
            (1-SITR)

Where:

        TEY  =  Tax equivalent yield = 8.93%
        CY   =  Current yield = 4.77%
        SITR =  Stated Income tax rate = 46.60%



                              DISTRIBUTION RETURN

        The distribution return for the one-month period ending July 31, 1998, was 4.70%., calculated as follows:

        DR =     IPS (360)/30
                 ------------
                      POP

Where:

        DR  =   Distribution return = 4.70%
        IPS =   Income per share = $0.047820
        POP =   Public offering price per share = $12.20